As filed with the Securities and Exchange Commission on March 25, 1996

     Registration No. 33-________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                                U S WEST, INC.
            (Exact name of registrant as specified in its charter)





Delaware                                   84-0926774
(State or other jurisdiction of      (I.R.S. Employer
incorporation organization)       Identification No.)


                            7800 East Orchard Road
                          Englewood, Colorado 80111
                                (303) 793-6500
(Address, zip code, telephone number, and area code, of registrant's principal executive offices)


                 U S WEST MEDIA GROUP 1996 STOCK OPTION PLAN
                           (Full title of the Plan)


                            STEPHEN E. BRILZ, ESQ.
                                U S WEST, INC.
                            7800 East Orchard Road
                          Englewood, Colorado 80111
                                (303) 793-6626
    (Name, address, zip code, telephone number and area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

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

Title of each                                                                                  Proposed
class  of                                                                          Amount      maximum
securities to                                                                      to be       offering price
be registered                                                                      registered  per share (1)


U S WEST Media
Group Common Stock,
 .01 par value (2)                                                                  2,500,000  $          20.50

 ______________________________________________________________________________



Title of each                                                                      Proposed
class  of                                                                          maximum              Amount of
securities to                                                                      aggregate            registration
be registered                                                                      offering price (1)   fee (1)


U S WEST Media
Group Common Stock,
 .01 par value (2)                                                                 $        51,250,000  $       17,673

 ______________________________________________________________________________

<F1>
(1)     The registration fee for all securities registered hereby, $17,673, has been calculated as follows:
    one twenty-ninth (1/29) of one percent of $20.50 (the average of the high and low prices reported in the consolidated reporting system of the New York Stock Exchange on March 20, 1996) multiplied by 2,500,000 shares of Common Stock of U S WEST Media Group.

<F2>
(2)     Includes Proposed Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from the Communications Stock or Media Stock, as applicable.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by U S WEST, Inc., a Delaware corporation ("U S WEST" of the "Company") or U S WEST, Inc., a Colorado corporation ("U S WEST Colorado") with the Securities and Exchange Commission (the "Commission"), (File No. 1_8611) and are incorporated herein by reference:

     (1)     Annual Report on Form 10_K for the year ended December 31, 1994.

     (2) Quarterly Reports on Form 10_Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

     (3) Current Reports on Form 8-K dated January 19, 1995, April 10, 1995, April 18, 1995, May 23, 1995 (as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995), June 20, 1995, July 28, 1995, September 22,
1995, September 28, 1995, October 6, 1995, October 27, 1995, November 2, 1995,
February 12, 1996 and February 29, 1996.

     (4) The description of the Communications Stock, the Media Stock, and the Communications Rights and Media Rights issuable pursuant to an Amended and Restated Rights Agreement between the Company and State Street Bank and Trust Company, as Rights Agent, set forth in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission on August 23, 1995 (as amended by Form 8-B/A filed with the Commission on September 11, 1995).

     All documents filed by U S WEST pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     The class of securities to be offered hereby is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits U S WEST's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     U S WEST's Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

     As permitted by sections 102 and 145 of the DGCL, U S WEST's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

     The directors and officers of U S WEST are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.

Exhibit
Number     Description

(2) Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST, Inc., a Colorado corporation, and U S WEST, Inc., a Delaware corporation (Exhibit 2 to Registration Statement No. 33-59315).

(3-A)     Restated Certificate of Incorporation of U S WEST, Inc., a Delaware
      corporation (Exhibit 3-A to Registration Statement No. 33-59315).

(3-B)     Bylaws of U S WEST, Inc., a Delaware corporation (Exhibit 3-B to
      Registration Statement No. 33-59315).

(4) Form of Amended and Restated Rights Agreement between U S WEST, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 33-59315).

5     Opinion of Stephen E. Brilz, Senior Attorney and Assistant Secretary of
  U S WEST, Inc., regarding the legality of the Securities being registered.

23-A     Consents of Coopers & Lybrand L.L.P.

23-B     Consent of Ernst & Young LLP

23-C     Consents of KPMG Peat Marwick LLP

23-D     Consent of Arthur Andersen LLP

23-E     The Consent of Stephen E. Brilz, Senior Attorney and Assistant
     Secretary of U S WEST, Inc., is included in the opinion of counsel filed as Exhibit 5.

24     Powers of Attorney executed by directors and officers who signed this registration statement.

Item 9.  Undertakings.

(a)     RULE 415 OFFERINGS.

     U S WEST hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     FORM S-8 UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

THE REGISTRANT.

Pursuant to the requirements of the Securities Exchange Act of 1933, U S WEST, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on the 25th day of March, 1996.

     U S WEST, Inc.

          /S/ STEPHEN E. BRILZ
     By:_____________________________________
          Stephen E. Brilz
          Assistant Secretary

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
      Richard D. McCormick*     Chairman of the Board, President and
        Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
      James T. Anderson*     Acting Executive Vice President and
        Chief Financial Officer


DIRECTORS:
     Remedios Diaz-Oliver*
     Grant A. Dove*
     Allan D. Gilmour*
     Pierson M. Grieve*
     Shirley M. Hufstedler*
     Allen F. Jacobson*
     Richard D. McCormick*
     Marilyn C. Nelson*
     Frank Popoff*
     Jerry O. Williams*


        /S/ STEPHEN E. BRILZ
*By ______________________________
     Stephen E. Brilz
     Attorney-in-Fact

Dated:     March 25, 1996

                               EXHIBIT INDEX


Exhibit
Number     Description

(2) Agreement and Plan of merger, dated as of August 17, 1995, between U S WEST, Inc., a Colorado corporation, and U S WEST, Inc., a Delaware corporation (Exhibit 2 to Registration Statement No. 33-59315).

(3-A)     Restated Certificate of Incorporation of U S WEST, Inc., a Delaware
      corporation (Exhibit 3-A to Registration Statement No. 33-59315).

(3-B)     Bylaws of U S WEST, Inc., a Delaware corporation (Exhibit 3-B to
      Registration Statement No. 33-59315).

(4) Form of Amended and Restated Rights Agreement between U S WEST, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 33-59315).

5     Opinion of Stephen E. Brilz, Senior Attorney and Assistant Secretary of
  U S WEST, Inc., regarding the legality of the securities being registered.

23-A     Consents of Coopers & Lybrand L.L.P.

23-B     Consent of Ernst & Young LLP

23-C     Consents of KPMG Peat Marwick LLP

23-D     Consent of Arthur Andersen LLP

23-E     Consent of Stephen E.  Brilz, Senior Attorney and Assistant Secretary
     of U S WEST, Inc., is included in the opinion of counsel filed as Exhibit
     5.

24     Powers of Attorney executed by directors and officers who signed this registration statement.